ARTICLES SUPPLEMENTARY
To
ARTICLES OF INCORPORATION
OF
DREYFUS BNY MELLON FUNDS, INC.

Dreyfus BNY Mellon Funds, Inc. (the "Corporation"), a Maryland Corporation, incorporated on November 1, 2013, having its principal office in the State of Maryland in Baltimore, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  Pursuant to authority expressly vested in the Board of Directors of the Corporation (the "Board") by Article FIFTH of the Articles of Incorporation of the Corporation, as amended (the "Charter"), the Board hereby classifies and reclassifies the four hundred million (400,000,000) authorized but unissued shares, $.001 par value per share, of Class A Common Stock (100,000,000), Class C Common Stock (100,000,000), Class I Common Stock (100,000,000) and Class Y Common Stock (100,000,000) of Dreyfus TOBAM Emerging Markets Fund as undesignated shares of Common Stock of the Corporation.

SECOND:  Pursuant to authority expressly vested in the Board by Article FIFTH of the Charter, the Board hereby further classifies and reclassifies the four hundred million (400,000,000) authorized but unissued shares, $.001 par value per share, of Class A Common Stock (100,000,000), Class C Common Stock (100,000,000), Class I Common Stock (100,000,000) and Class Y Common Stock (100,000,000) of Dreyfus TOBAM Global Equity Fund as undesignated shares of Common Stock of the Corporation.

THIRD:  Pursuant to authority expressly vested in the Board by Article FIFTH of the Charter, the Board hereby further classifies and reclassifies the four hundred million (400,000,000) authorized but unissued shares, $.001 par value per share, of Class A Common Stock (100,000,000), Class C Common Stock (100,000,000), Class I Common Stock (100,000,000) and Class Y Common Stock (100,000,000) of Dreyfus TOBAM U.S. Equity Fund as undesignated shares of Common Stock of the Corporation.

FOURTH:  Pursuant to authority expressly vested in the Board by Article FIFTH of the Charter, the Board hereby classifies and reclassifies (i) one hundred million (100,000,000) authorized but unissued shares of the Corporation's Common Stock, $.001 par value per share, as Class T shares of Dreyfus Alternative Diversifier Strategies Fund, (ii) one hundred million (100,000,000) authorized but unissued shares of the Corporation's Common Stock, $.001 par value per share, as Class T shares of Dreyfus Global Emerging Markets Fund, (iii) one hundred million (100,000,000) authorized but unissued shares of the Corporation's Common Stock, $.001 par value per share, as Class T shares of Dreyfus Select Managers Long/Short Fund, (iv) one hundred million (100,000,000) authorized but unissued shares of the Corporation's Common Stock, $.001 par value per share, as Class T shares of Dreyfus Yield Enhancement Strategy Fund and (v) one hundred million (100,000,000) authorized but unissued shares of the Corporation's Common Stock, $.001 par value per share, as Class T shares of Dreyfus Emerging Markets Debt U.S. Dollar Fund.  Dreyfus Alternative Diversifier Strategies Fund, Dreyfus Global Emerging Markets Fund, Dreyfus Select Managers Long/Short Fund, Dreyfus Yield Enhancement Strategy Fund and Dreyfus Emerging Markets Debt U.S. Dollar Fund are each referred to as a "Fund" and, collectively with the other investment portfolios of the Corporation, as the "Funds."

FIFTH:  The shares of Class T Common Stock of each Fund shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation's Charter and shall be subject to all provisions of the Corporation's Charter relating to stock of the Corporation generally, and to the following:

(1)        As more fully set forth hereinafter, the assets and liabilities and the income and expenses of the Class T Common Stock of a Fund shall be determined separately from the other classes of Common Stock of the Fund and from the other Funds and, accordingly, the Fund's net asset value, dividends and distributions payable to holders, and amounts distributable in the event of liquidation of the Fund or the Corporation to holders of shares of the Fund's stock, may vary from class to class and from classes of other Funds.  Except for these differences, and certain other differences hereinafter set forth, or as otherwise determined by the Board, each class of the Fund's stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

(2)        The assets attributable to the Class T shares of Common Stock of a Fund shall be invested in the same investment portfolio of the Fund, together with the assets attributable to the other classes of Common Stock of the Fund and to any other class of shares of the Fund hereinafter established.

(3)        The proceeds of the redemption of the shares of any class of stock of a Fund may be reduced by the amount of any contingent deferred sales charge, liquidation charge, or any other charge (which charges may vary within and among the classes) payable on such redemption or otherwise, pursuant to the terms of issuance of such shares, all in accordance with the Investment Company Act of 1940, as amended (the "1940 Act"), and applicable rules and regulations of the Financial Industry Regulatory Authority ("FINRA").

(4)        At such times (which may vary between and among the holders of particular classes) as may be determined by the Board or, with the authorization of the Board, by the officers of the Corporation, in accordance with the 1940 Act, applicable rules and regulations thereunder and applicable rules and regulations of FINRA and reflected in the pertinent registration statement of the Corporation, shares of any particular class of stock of a Fund may be automatically converted into shares of another class of stock of the Fund based on the relative net asset values of such classes at the time of the conversion, subject, however, to any conditions of conversion that may be imposed by the Board (or with the authorization of the Board, by the officers of the Corporation) and reflected in the pertinent registration statement of the Corporation as aforesaid.

(5)        The dividends and distributions of investment income and capital gains with respect to each class of stock of a Fund shall be in such amounts as may be declared from time to time by the Board, and such dividends and distributions may vary between each class of stock of the Fund to reflect differing allocations of the expenses of the Fund among the classes and any resultant differences between the net asset values per share of the classes, to such extent and for such purposes as the Board may deem appropriate.  The allocation of investment income, realized and unrealized capital gains and losses, and expenses and liabilities of the Corporation among the classes shall be determined by the Board in a manner that is consistent with applicable law.

(6)        Except as may otherwise be required by law, the holders of each class of stock of a Fund shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders of the Fund that affects only holders of that particular class and (ii) no voting rights with respect to any matter submitted to a vote of stockholders of the Fund that does not affect holders of that particular class.

SIXTH:  Immediately before the classification and reclassification of shares as set forth in Articles FIRST, SECOND, THIRD and FOURTH hereof, the Corporation was authorized to issue five billion (5,000,000,000) shares, all of which are shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of five million dollars ($5,000,000), classified as follows:

Fund – Class	Shares Authorized
Dreyfus Alternative Diversifier Strategies Fund – Class A	100 million shares
Dreyfus Alternative Diversifier Strategies Fund – Class C	100 million shares
Dreyfus Alternative Diversifier Strategies Fund – Class I	100 million shares
Dreyfus Alternative Diversifier Strategies Fund – Class Y	100 million shares
Dreyfus Global Emerging Markets Fund – Class A	100 million shares
Dreyfus Global Emerging Markets Fund – Class C	100 million shares
Dreyfus Global Emerging Markets Fund – Class I	100 million shares
Dreyfus Global Emerging Markets Fund – Class Y	100 million shares
Dreyfus Select Managers Long/Short Fund – Class A	100 million shares
Dreyfus Select Managers Long/Short Fund – Class C	100 million shares
Dreyfus Select Managers Long/Short Fund – Class I	100 million shares
Dreyfus Select Managers Long/Short Fund – Class Y	100 million shares
Dreyfus TOBAM Emerging Markets Fund – Class A	100 million shares
Dreyfus TOBAM Emerging Markets Fund – Class C	100 million shares
Dreyfus TOBAM Emerging Markets Fund – Class I	100 million shares
Dreyfus TOBAM Emerging Markets Fund – Class Y	100 million shares
Dreyfus Yield Enhancement Strategy Fund – Class A	100 million shares
Dreyfus Yield Enhancement Strategy Fund – Class C	100 million shares
Dreyfus Yield Enhancement Strategy Fund – Class I	100 million shares
Dreyfus Yield Enhancement Strategy Fund – Class Y	100 million shares
Dreyfus TOBAM Global Equity Fund – Class A	100 million shares
Dreyfus TOBAM Global Equity Fund – Class C	100 million shares
Dreyfus TOBAM Global Equity Fund – Class I	100 million shares
Dreyfus TOBAM Global Equity Fund – Class Y	100 million shares
Dreyfus TOBAM U.S. Equity Fund – Class A	100 million shares
Dreyfus TOBAM U.S. Equity Fund – Class C	100 million shares
Dreyfus TOBAM U.S. Equity Fund – Class I	100 million shares
Dreyfus TOBAM U.S. Equity Fund – Class Y	100 million shares
Dreyfus Emerging Markets Debt U.S. Dollar Fund – Class A	100 million shares
Dreyfus Emerging Markets Debt U.S. Dollar Fund – Class C	100 million shares
Dreyfus Emerging Markets Debt U.S. Dollar Fund – Class I	100 million shares
Dreyfus Emerging Markets Debt U.S. Dollar Fund – Class Y	100 million shares
Undesignated Common Stock	1,800,000,000 shares
Total	5,000,000,000 shares

SEVENTH:  As hereby classified and reclassified, the total number of shares of capital stock which the Corporation has authority to issue remains five billion (5,000,000,000) shares, all of which are shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of five million dollars ($5,000,000), classified as follows:

Fund – Class	Shares Authorized
Dreyfus Alternative Diversifier Strategies Fund – Class A	100 million shares
Dreyfus Alternative Diversifier Strategies Fund – Class C	100 million shares
Dreyfus Alternative Diversifier Strategies Fund – Class I	100 million shares
Dreyfus Alternative Diversifier Strategies Fund – Class Y	100 million shares
Dreyfus Alternative Diversifier Strategies Fund – Class T	100 million shares
Dreyfus Global Emerging Markets Fund – Class A	100 million shares
Dreyfus Global Emerging Markets Fund – Class C	100 million shares
Dreyfus Global Emerging Markets Fund – Class I	100 million shares
Dreyfus Global Emerging Markets Fund – Class Y	100 million shares
Dreyfus Global Emerging Markets Fund – Class T	100 million shares
Dreyfus Select Managers Long/Short Fund – Class A	100 million shares
Dreyfus Select Managers Long/Short Fund – Class C	100 million shares
Dreyfus Select Managers Long/Short Fund – Class I	100 million shares
Dreyfus Select Managers Long/Short Fund – Class Y	100 million shares
Dreyfus Select Managers Long/Short Fund – Class T	100 million shares
Dreyfus Yield Enhancement Strategy Fund – Class A	100 million shares
Dreyfus Yield Enhancement Strategy Fund – Class C	100 million shares
Dreyfus Yield Enhancement Strategy Fund – Class I	100 million shares
Dreyfus Yield Enhancement Strategy Fund – Class Y	100 million shares
Dreyfus Yield Enhancement Strategy Fund – Class T	100 million shares
Dreyfus Emerging Markets Debt U.S. Dollar Fund – Class A	100 million shares
Dreyfus Emerging Markets Debt U.S. Dollar Fund – Class C	100 million shares
Dreyfus Emerging Markets Debt U.S. Dollar Fund – Class I	100 million shares
Dreyfus Emerging Markets Debt U.S. Dollar Fund – Class Y	100 million shares
Dreyfus Emerging Markets Debt U.S. Dollar Fund – Class T	100 million shares
Undesignated Common Stock	2,500,000,000 shares
Total	5,000,000,000 shares

EIGHTH:  All authorized shares of the Corporation not designated or classified above remain available for future designation and classification by the Board.  The Corporation's Common Stock shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation's Charter and shall be subject to all provisions of the Charter generally.

NINTH:  The Corporation is registered as an open-end investment company under the 1940 Act.

TENTH:  These Articles Supplementary were approved by the Board and are limited to changes expressly permitted by Section 2-105(a)(10) and (13) of the Maryland General Corporation Law to be made without action by the Corporation's stockholders.

IN WITNESS WHEREOF, Dreyfus BNY Mellon Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President who acknowledges that these Articles Supplementary are the act of the Corporation, that to the best of his knowledge, information and belief all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

DREYFUS BNY MELLON FUNDS, INC.

By:  /s/ James Bitetto

James Bitetto

Vice President

WITNESS:

/s/ Jeff Prusnofsky

Jeff Prusnofsky

Assistant Secretary